                                                                  EXHIBIT 10.1
                                                                  EXECUTION COPY










                             AGREEMENT AND PLAN OF MERGER

                               DATED AS OF JUNE 8, 1999

                                        AMONG

                               ARROWHEAD CONVEYOR LLC,

                               BUSSE ACQUISITION CORP.,

                                  BUSSE BROS., INC.

                                         and

                                 ALVEY SYSTEMS, INC.

                                  TABLE OF CONTENTS

SCHEDULE OF DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .I-1

ARTICLE I    The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1     The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2     Effect of the Merger. . . . . . . . . . . . . . . . . . . . . .1
     1.3     Consummation of the Merger. . . . . . . . . . . . . . . . . . .1
     1.4     Terms of the Merger . . . . . . . . . . . . . . . . . . . . . .2
     1.5     Conversion of Capital Stock . . . . . . . . . . . . . . . . . .2
     1.6     Adjustment to the Merger Consideration. . . . . . . . . . . . .2
     1.7     Time and Place of Closing . . . . . . . . . . . . . . . . . . .2
     1.8     Manner of Payment . . . . . . . . . . . . . . . . . . . . . . .3
     1.9     Determination of Net Working Capital. . . . . . . . . . . . . .3
     1.10    Disputes Regarding Closing Balance Sheet. . . . . . . . . . . .4
     1.11    Additional Consideration. . . . . . . . . . . . . . . . . . . .5
     1.12    Disputes Regarding Additional Consideration . . . . . . . . . .5
     1.13    Closing Deliveries. . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE II   Representations and Warranties. . . . . . . . . . . . . . . . .6
     2.1     Purchaser's and Merger Sub's Representations and Warranties . .6
     2.2     Sellers' Representations and Warranties . . . . . . . . . . . .7
     2.3     Limitation on Warranties. . . . . . . . . . . . . . . . . . . 15

ARTICLE III  Conduct Prior to the Closing. . . . . . . . . . . . . . . . . 15
     3.1     General . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     3.2     Joint Obligations . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE IV   Conditions to Closing . . . . . . . . . . . . . . . . . . . . 17
     4.1     Conditions to Sellers' Obligations. . . . . . . . . . . . . . 17
     4.2     Conditions to Purchaser's and Merger Sub's Obligations. . . . 18
     4.3     Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE V    Post-Closing Agreements . . . . . . . . . . . . . . . . . . . 19
     5.1     Post-Closing Agreements . . . . . . . . . . . . . . . . . . . 19
     5.2     Inspection of Records; Cooperation. . . . . . . . . . . . . . 19
     5.3     Certain Assignments . . . . . . . . . . . . . . . . . . . . . 19
     5.4     Sales and Transfer Taxes and Fees . . . . . . . . . . . . . . 20
     5.5     Disclosure of Confidential Information. . . . . . . . . . . . 20
     5.6     Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . 21
     5.7     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     5.8     Use of Trademarks . . . . . . . . . . . . . . . . . . . . . . 21
     5.9     Collection of the Accounts Receivable . . . . . . . . . . . . 21
     5.10    Merger of Surviving Corporation . . . . . . . . . . . . . . . 22
     5.11    Further Assurances. . . . . . . . . . . . . . . . . . . . . . 22
     5.12    Certain Medical Benefits. . . . . . . . . . . . . . . . . . . 22

ARTICLE VI   Indemnification . . . . . . . . . . . . . . . . . . . . . . . 22
     6.1     General . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     6.2     Indemnification Obligations of Sellers. . . . . . . . . . . . 22
     6.3     Limitations on Sellers' Indemnification Obligations . . . . . 23
     6.4     Purchaser and Merger Sub's Indemnification Covenants. . . . . 24
     6.5     Limitations on Purchaser and Merger Sub's Indemnification
             Obligations . . . . . . . . . . . . . . . . . . . . . . . . . 24
     6.6     Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE VII  Effect of Termination/Proceeding. . . . . . . . . . . . . . . 25
     7.1     Right to Terminate. . . . . . . . . . . . . . . . . . . . . . 25
     7.2     Effect of Termination . . . . . . . . . . . . . . . . . . . . 25
     7.3     Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE VIII Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 26
     8.1     Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     8.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     8.3     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     8.4     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 27
     8.5     Non-Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     8.6     Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . 28
     8.7     Binding Effect; Benefit . . . . . . . . . . . . . . . . . . . 28
     8.8     Assignability . . . . . . . . . . . . . . . . . . . . . . . . 28
     8.9     Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     8.10    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     8.11    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 28
     8.12    No Third Party Rights . . . . . . . . . . . . . . . . . . . . 28
     8.13    Severability. . . . . . . . . . . . . . . . . . . . . . . . . 28

EXHIBIT A    Form of Note

EXHIBIT B    Form of Transition Services Agreement

EXHIBIT C    Form of Settlement Agreement

EXHIBIT D    Closing Deliveries

EXHIBIT E    Form of Opinion of Altheimer & Gray

EXHIBIT F    Form of Opinion of Summers, Compton, Wells & Hamburg, P.C.

SCHEDULE 3.1        Material Consents

SCHEDULE 4.2(g)(1)  Transferred Assets

DISCLOSURE SCHEDULE

                               SCHEDULE OF DEFINITIONS

       "ADDITIONAL CONSIDERATION DISPUTE" shall have the meaning set forth in
Section 1.12(a) of this Agreement.

       "ADDITIONAL CONSIDERATION DISPUTE NOTICE" shall have the meaning set forth in Section 1.12(a) of this Agreement.

       "ADDITIONAL CONSIDERATION DISPUTE PERIOD" shall have the meaning set forth in Section 1.12(a) of this Agreement.

       "AFFILIATE" shall mean any Person which Controls a party to this Agreement, which that party Controls or which is under common Control with that party. In the case of the Company, an Affiliate shall include any Related Party.

       "AGREEMENT" shall mean the Agreement and Plan of Merger dated as of June 8, 1999 among Purchaser, Merger Sub, the Company and Alvey.

       "ALVEY" shall have the meaning set forth in the preamble to the Agreement.

       "BASKET" shall have the meaning set forth in Section 6.3(b) to the Agreement.

       "BUSINESS" shall have the meaning set forth in Recital A to the Agreement.

       "BUSSE DIVISION" shall mean the business unit of Purchaser comprised of the Surviving Corporation's operations immediately following the Surviving Corporation's merger with and into the Purchaser and shall for this purpose not include any machinery, equipment or operations thereafter acquired or otherwise placed into service at such business unit.

       "CAP" shall have the meaning set forth in Section 6.3(c) of the Agreement.

       "CASH AND CASH EQUIVALENTS" shall mean cash and marketable securities which would be current assets under GAAP at the close of business on the day prior to the Closing Date.

       "CASH PAYMENT" shall have the meaning set forth in Section 1.5 of the Agreement.

       "CLOSING" shall mean the consummation of the transactions contemplated by the Agreement.

       "CLOSING BALANCE SHEET" shall have the meaning set forth in Section 1.9 of the Agreement.

       "CLOSING DATE" shall mean the date that the Closing occurs.

       "CODE" shall mean the Internal Revenue Code of 1986, as amended.

       "COMMON SHARES" shall mean shares of common stock of the Company, no par value per share.

       "COMPANY" shall have the meaning set forth in the preamble to the Agreement.

       "CONSENTS" shall have the meaning set forth in Section 3.1(b) of the Agreement.

       "CONSTITUENT ENTITIES" shall have the meaning set forth in Section 1.1 of the Agreement.

       "CONTRACTS" shall mean all contracts, agreements, instruments, quotations and bids, including, without limitation, all Material Contracts.

       "CONTROL" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise.

       "DAMAGES" shall have the meaning set forth in Section 6.1 of the Agreement.

       "DELAWARE LAW" shall mean the Delaware General Corporation Law.

       "DISCLOSURE SCHEDULE" shall have the meaning set forth in Section 2.2 of the Agreement.

       "DISPUTE" shall have the meaning set forth in Section 1.10(a) of the Agreement.

       "DISPUTE NOTICE" shall have the meaning set forth in Section 1.10(a) of the Agreement.

       "DISPUTE PERIOD" shall have the meaning set forth in Section 1.10(a) of the Agreement.

       "EFFECTIVE TIME" shall mean the time of the filing of the Certificate of Merger with the office of the Delaware Secretary of State pursuant to Section
1.3 of the Agreement or at such later date and time specified in the Certificate of Merger.

       "EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in Section 2.2(s) of the Agreement.

       "ENCUMBRANCE" shall mean any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or first offer, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

       "ENVIRONMENTAL LAWS" shall mean all applicable federal, state and local laws, statutes, regulations, ordinances, rules, regulations and policies, judgments, orders and decrees, all arbitration awards, and the common law, which pertain to health, safety, environmental matters or contamination of any type whatsoever.

       "ENVIRONMENTAL PERMITS" shall mean licenses, permits, notifications, registrations, approvals, agreements and consents which are required under, issued or made pursuant to Environmental Laws.

       "EQUIPMENT" shall mean all furniture, fixtures, equipment (including office equipment), machinery, parts, computer hardware, tools, dies, jigs, patterns, molds, automobiles, trucks and all other tangible personal property other than the Inventory.

       "ERISA" shall have the meaning set forth in Section 2.2(s) of the Agreement.

       "ERISA AFFILIATE" shall have the meaning set forth in Section 2.2(s) of the Agreement.

       "ESTIMATED CASH PAYMENT" shall be equal to seventy-six percent (76%) of the Estimated Merger Consideration.

       "ESTIMATED MERGER CONSIDERATION" shall have the meaning set forth in
Section 1.8(a) of the Agreement.

       "EXCLUDED LIABILITIES" shall mean only the following liabilities: (i) any liability of the Company for Taxes (including, without limitation, Taxes based on the Company's income) to the extent not included on the Closing Balance Sheet; (ii) any liability of the Company with respect to Funded Debt (other than the Utility Debt); (iii) any liabilities or obligations owed by the Company to Related Parties including the obligations under lease #008 with CSI for computers but excluding specific Related Party obligations described in Permitted Liabilities; (iv) any liabilities for accrued dividends; (v) any liabilities for legal, accounting, audit and investment banking fees, brokerage commissions, and any other expenses incurred by the Company in connection with the negotiation and preparation of this Agreement and Seller's Ancillary Documents and the consummation of the transactions contemplated thereby; (vi) liabilities of the Company for injury to or death of persons or damage to or destruction of property (including, without limitation, any workmen's compensation claims) provided the claim is asserted by the injured party on or prior to the Closing Date, including, without limitation, any claim or liability for consequential or punitive damages in connection with the foregoing; (vii) any liabilities arising out of or in connection with the Company's Welfare Plans and pension benefit plans arising out of or by virtue of the Company's failure to comply with the terms of such plans on or prior to the Closing Date; and
(viii) any bonus or other compensation payments to the Company's employees which are known to the Seller to be owed by reason of the transaction contemplated hereby.

       "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.2(k) of the Agreement.

       "FINANCING" shall mean the senior debt financing to be provided in connection with the Merger upon terms and conditions satisfactory to Purchaser.

       "FUNDED DEBT" shall mean indebtedness to banks, financial institutions or other Persons with respect to borrowed money and liabilities of the Company for overdrafts and checks in transit (including any interest, penalties, premium or fees with respect to the foregoing), any guarantees by the Company of indebtedness or obligations of other Persons, and any liability for or related to leases of personal property that are required by GAAP to be set forth on a balance sheet of the Company, but which is not set forth on the Closing Balance Sheet, and any interest, penalties, premium or fees with respect to any of the foregoing.

       "GAAP" shall mean generally accepted accounting principles, consistently applied.

       "GOVERNMENTAL AUTHORITY" shall mean the United States of America or any other nation, any state or other political subdivision thereof, or any federal, state, local or foreign entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of government.

       "HAZARDOUS MATERIALS" shall mean any material substance or waste, including, without limitation, pollutants, contaminants, pesticides, petroleum or petroleum products, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous, or toxic wastes, substances, chemicals or materials defined in or within the meaning of, or the generation, use, storage, handling, treatment, disposal or Release of which is regulated by or subject to liability or obligation under, any Environmental Law, including, without limitation, any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Sec. 9601, ET SEQ., and any

"hazardous waste" as defined in the Resource Conservation and Recovery Act, 42 U.S.C., Sec. 6902 ET SEQ.

       "INDEMNIFIED PARTY" shall mean a party to the Agreement who is entitled to indemnification from another party pursuant to Article IV of the Agreement.

       "INDEMNIFYING PARTY" shall mean a party to the Agreement who is required to provide indemnification under Article IV of the Agreement to another party.

       "INTELLECTUAL PROPERTY" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), and (g) all copies and tangible embodiments thereof (in whatever form or medium).

       "INVENTORY" shall mean all inventory, including, without limitation, raw materials, work in process, finished goods, service parts and supplies.

       "LIABILITIES" shall have the meaning set forth in Section 2.2(z) of the Agreement.

       "MATERIAL CONTRACT" shall mean any oral or written: (i) purchase orders and purchase contracts and sales orders and sales contracts involving receipts or expenditures during a one (1) year period in excess of $100,000; (ii) contracts or bids for or relating to capital expenditures in excess of $50,000;
(iii) agreements or arrangements regarding confidentiality, non-competition or non-solicitation and other agreements containing restrictive covenants binding on or affecting the Company; (iv) requirements contracts or output contracts involving receipts or expenditures during a one (1) year period in excess of $100,000; (v) loan agreements and indentures, notes and security agreements;
(vi) employment, employment-related, professional services agreements and consulting agreements; (vii) collective bargaining agreements; (viii) sales representative, distribution, franchise, advertising and similar agreements involving receipts or expenditures during a one (1) year period in excess of $30,000 or not terminable upon sixty (60) days written notice or less without payment of any amounts or any further legal obligations; (ix) partnership or joint venture agreements; (x) plans, contracts or arrangements providing for bonuses, options, deferred compensation, retirement payments, profit sharing, medical and dental payments and the like; (xi) leases and subleases of real estate; (xii) leases and subleases of personal property where the annual payments thereunder exceed $30,000 or which cannot be canceled by the Company without payment or penalty upon notice of sixty (60) days or less; (xiii) license or sublicense agreements; and (xiv) all other agreements or arrangements (oral or written) to which the Company is a party or by which the Company or any of its assets is bound and which have a notice for termination period of more than sixty (60) days or obligate any party thereto to make an annual payment of more than $30,000 or total payments of more than $50,000 during the term of such agreement or arrangement.

       "MATERIAL CONSENTS" shall have the meaning set forth in Section 3.1(b) of the Agreement.

       "MERGER" shall have the meaning set forth in Section 1.1 of the Agreement.

       "MERGER CONSIDERATION" shall have the meaning set forth in Section 1.5(a) of the Agreement.

       "MERGER SUB" shall have the meaning set forth in the preamble of the Agreement.

       "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 2.2(s) of the Agreement.

       "NET WORKING CAPITAL" shall mean the excess of (i) the Company's current assets (excluding cost over billings intercompany, the current portion of deferred income taxes and prepaid intercompany services) as of the close of business on the day preceding the Closing Date as shown on the Closing Balance Sheet over (ii) the Company's current liabilities (excluding billings over cost intercompany and the current portion of Funded Debt) as of the close of business on the day preceding the Closing Date as shown on the Closing Balance Sheet.

       "NOTE" shall mean a note, in the form attached hereto as EXHIBIT A, dated as of the Closing Date, in the principal amount representing the difference between the Estimated Merger Consideration and the Estimated Cash Payment.

       "ORDINARY COURSE OF BUSINESS" shall mean an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

       "PBGC" shall have the meaning set forth in Section 2.2(s) of the Agreement.

       "PERMITS" shall have the meaning set forth in Section 2.2(r) of the Agreement.

       "PERMITTED ENCUMBRANCES" shall mean (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings;
(ii) with respect to real property, easements, covenants, conditions and restrictions of record which in the aggregate do not interfere or detract, in any material respect, from the use or value of such real property; and (iii) mechanics', materialmans', suppliers' or vendors' liens or similar Encumbrances arising by operation of law and in the Ordinary Course of Business securing amounts which are not delinquent.

       "PERMITTED LIABILITIES" shall mean all liabilities of the Company other than Excluded Liabilities, including, without limitation: (i) trade accounts payable incurred in the Ordinary Course of Business of the Business; (ii) accrued and unpaid expenses incurred in the Ordinary Course of Business of the Business; (iii) liabilities of the Company, whether or not reflected on the Closing Balance Sheet, under any written Contract, Permit or Environmental Permit by which the Company is bound on the Closing Date which was made, incurred or issued in the Ordinary Course of Business of the Business or is disclosed in the Disclosure Schedule; (iv) Taxes which are accrued as of the day preceding the Closing Date and set forth on the Closing Balance Sheet; (v) indebtedness pursuant to the Utility Debt; (vi) product warranty liabilities of the Company with respect to products manufactured or sold on or prior to the Closing Date; (vii) liabilities relating to relocation expenses of Thomas J. Young; (viii) costs of making the Company's telephone system Year 2000 Compliant; and (ix) the following obligations owed to Related Parties (A) obligations to Alvey with respect to the sale and production of the jobs in progress at the Company which were sold by Alvey on or before the Closing Date,
(B) obligations under the lease with Manchester Leasing for the truck, and (C) obligations under the lease with CSI for the phone system.

       "PERSON" shall mean an individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization, or any Governmental Authority.

       "PINNACLE" shall mean Pinnacle Automation, Inc., a Delaware corporation.

       "PLAN" shall have the meaning set forth in Section 2.2(s) of the Agreement.

       "PREFERRED SHARES" shall mean the shares of preferred stock of the Company, no par value per share.

       "PURCHASER" shall have the meaning set forth in the preamble to the Agreement.

       "PURCHASER INDEMNITEE(S)" shall mean Purchaser, Merger Sub and their Affiliates and each of their respective stockholders, partners, officers, directors, employees, lenders and agents (and their respective stockholders, partners, officers, directors and employees), and the respective heirs, successors and permitted assigns of each of the foregoing. Notwithstanding that Sellers may continue to have a business relationship with Merger Sub after the Closing Date, references in this Agreement to Purchaser, its Affiliates, Related Parties, representatives or agents shall not be construed to include Sellers, their Affiliates, Related Parties, representatives or agents.

       "PURCHASER'S ANCILLARY DOCUMENTS" shall have the meaning set forth in
Section 2.1(b) of the Agreement.

       "REAL ESTATE" shall have the meaning set forth in Section 2.2(bb) of the Agreement.

       "REGISTERED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 2.2(aa) of the Agreement.

       "RELATED PARTY" shall have the meaning set forth in Section 2.2(n) of the Agreement.

       "RELEASE" shall mean any spill, discharge, disposal, leach, leak, emission, escape, injection, dumping or other release or threatened release of any material, waste or substance into the environment, whether or not notification or reporting to any governmental agency was or is required.

       "REPLACEMENT NOTE" shall mean a note, dated as of the Closing Date, in the principal amount representing the difference between the final Merger Consideration and the final Cash Payment and except for the principal amount thereof, the Replacement Note shall be identical to the Note and shall be subject to all the same provisions herein as the Note delivered to Alvey at the Closing, and all references in this Agreement to the Note shall include references to the Replacement Note.

       "RESOLUTION ACCOUNTANT" shall have the meaning set forth in Section 1.10(b) of the Agreement.

       "RETENTION PERIOD" shall have the meaning set forth in Section 5.2 of the Agreement.

       "RETURNS" shall mean all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes.

       "REVENUE" shall mean gross product sales for the applicable period attributable to equipment sales of products commercially available on or prior to September 30, 1999 less returns, discounts, credits, allowances, freight expenses and sales and use taxes, all of the foregoing specifically related to the gross product sales for the applicable period.

       "SELLER INDEMNITEE(S)" shall mean Alvey, the Company and their Affiliates and each of their respective stockholders, partners, officers, directors, employees, lenders and agents (and their respective stockholders, partners, officers, directors and employees), and their respective heirs, successors and permitted assigns of each of the foregoing. Notwithstanding that Thomas J. Young will be an owner of capital stock of Pinnacle on the Closing Date, references in this Agreement to Sellers, their Affiliates, Related Parties, representatives or agents shall not be construed to include Thomas J. Young, or through him, Purchaser or Merger Sub, and their respective Affiliates, Related Parties, representatives or Agents.

       "SELLERS" shall have the meaning set forth in the preamble to the Agreement.

       "SELLERS' ANCILLARY DOCUMENTS" shall have the meaning set forth in
Section 2.2(d) of the Agreement.

       "SELLERS' KNOWLEDGE" shall mean (i) the actual knowledge of Alvey and its officers and employees and (ii) the knowledge that should be obtained by Alvey and its officers and employees provided that they are conducting themselves reasonably and with sound discretion in the management of Alvey's affairs and the affairs of its subsidiaries. Purchaser shall not be entitled to rely on subparagraph (ii) above to the extent that the matter involves knowledge that should be obtained by Thomas J. Young, Brian Rau or Dawn Gorsuch provided they are conducting themselves reasonably and with sound discretion in the management of the Company's affairs, or Thad Overturf with respect to matters involving Year 2000 Compliance of the Company.

       "SIGNIFICANT CUSTOMER" shall have the meaning set forth in Section 2.2(dd) of the Agreement.

       "SIGNIFICANT SUPPLIER" shall have the meaning set forth in Section 2.2(dd) of the Agreement.

       "SURVIVING CORPORATION" shall have the meaning set forth in Section 1.1 of the Agreement.

       "TAXES" shall mean all applicable federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, estimated excise, severance, stamp, occupation, premium, property (including personal property), windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, payable to the IRS or other Governmental Authority, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

       "THIRD PARTY CLAIM" shall mean any claim, action, suit, charge, indictment, proceeding, investigation, subpoena, summons, inquiry, appeal or like matter which has been or is asserted, served, commenced, brought or threatened by a Person other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

       "TRADEMARKS" shall mean all trademarks, service marks, trade names, trade dress and the like, including all common law marks, together with the associated goodwill of each.

       "TRANSFERRED ASSETS" shall have the meaning set forth in Section 4.2(g) of the Agreement.

       "UTILITY DEBT" shall mean the obligation of the Company to Wisconsin Power and Light in the principal amount not to exceed $192,000.

       "WELFARE PLAN" shall have the meaning set forth in Section 2.2(s) of the Agreement.

       "WISCONSIN LAW" shall mean the Wisconsin Business Corporation Law.

       "YEAR 2000 COMPLIANT" shall mean (i) with respect to data that includes date or time information or that is otherwise derived from or dependent upon date or time information ("Date Data"), that such data is in proper format and accurate for all dates and times (A) from, into and between the twentieth and twenty-first centuries, (B) from and into date values representing September 9, 1999, and (C) for date values representing dates during leap years, and (ii) with respect to all systems and information technology (including, without limitation, software, hardware, equipment, microcode, embedded chips and any electronic or electronically controlled systems or components), that such systems and information technology accurately process (including, without limitation, calculating, receiving, comparing, sequencing, storing, transmitting or displaying) Date Data, including processing such data described in clauses
(A) through (C) of clause (i) hereof, without loss of any functionality or performance, when used as a stand-alone system or in combination with other software, hardware, system, component, equipment, embedded chip or other information technology of clause (i) hereof, without loss of any functionality or performance, when used as a stand-alone system or in combination with other software, hardware, system, component, equipment, embedded chip or other information technology.

                             AGREEMENT AND PLAN OF MERGER

       This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made as of June 8, 1999 among ARROWHEAD CONVEYOR LLC, a Delaware limited liability company ("PURCHASER"), BUSSE ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Purchaser ("MERGER SUB"), BUSSE BROS., INC., a Wisconsin corporation (the "COMPANY"), and ALVEY SYSTEMS, INC., a Delaware corporation ("ALVEY") (the Company and Alvey are sometimes referred to herein individually as "SELLER" and collectively as "SELLERS").

                                   R E C I T A L S
                                   ---------------

       A. The Company is engaged in the business of manufacturing bulk palletizing and depalletizing systems (the "BUSINESS").

       B. Purchaser desires to acquire the Company by means of a merger of the Company with and into Merger Sub, with Merger Sub being the surviving corporation, on the terms and subject to the conditions herein contained.


                                 A G R E E M E N T S
                                 -------------------

       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                      ARTICLE I

                                      THE MERGER

       I.1 THE MERGER. On the terms and subject to the conditions contained in this Agreement, at the Effective Time, in accordance with this Agreement, the Delaware Law and the Wisconsin Law, the Company shall merge with and into Merger Sub (the "MERGER"), Merger Sub shall continue as the surviving corporation (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and the separate corporate existence of the Company shall cease. The Company and Merger Sub are sometimes herein referred to as the "CONSTITUENT ENTITIES."

       I.2 EFFECT OF THE MERGER. Immediately following the Merger, the Surviving Corporation shall (a) possess all the rights, privileges, immunities and franchises, both public and private, of the Constituent Entities, (b) be vested with all property, whether real, personal or mixed, and all debts due on whatever account, and all other causes of action, and all and every other interest belonging to or due to each of the Constituent Entities, and (c) be responsible and liable for all the obligations and liabilities of each of the Constituent Entities, all with the effect set forth in the Delaware Law and the Wisconsin Law.

       I.3 CONSUMMATION OF THE MERGER. On the Closing Date, the parties hereto shall cause a Certificate of Merger to be filed with the Secretary of State of Delaware and an Articles of Merger to be filed with the Department of Financial Institutions of the State of Wisconsin in such form as required by, and executed in accordance with, Section 252 of the Delaware Law and Section
180.1105 of the Wisconsin Law. The Merger shall be effective as of the Effective Time.

       I.4 TERMS OF THE MERGER. From and after the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the Delaware Law.

       I.5 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger, the manner and the basis of converting the shares of capital stock of the Company and Merger Sub shall be as follows:

               (a) all of the Common Shares and Preferred Shares issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the Company or Alvey, be converted into the right to receive, subject to the adjustment provided for in Section 1.6, the amount of Two Million Nine Hundred Seven Thousand Seven Hundred Twenty Eight Dollars ($2,907,728) (the "MERGER CONSIDERATION") consisting of a cash payment representing seventy-six percent (76%) of the Merger Consideration (the "CASH PAYMENT") and the Note representing the remainder of the Merger Consideration;

               (b) each issued and outstanding share of capital stock in Merger Sub shall remain outstanding; and

               (c) all of the certificates representing the outstanding Common Shares and Preferred Shares shall, by virtue of the Merger and without any action on the part of the Company or Alvey, be deemed to be no longer outstanding, not be transferable on the books of the Surviving Corporation and shall represent solely the right to receive the Merger Consideration.

       I.6 ADJUSTMENT TO THE MERGER CONSIDERATION. The Merger Consideration shall be:

               (a) increased dollar for dollar by the amount of positive Net Working Capital; or

               (b) reduced dollar for dollar by the amount of negative Net Working Capital.

       I.7 TIME AND PLACE OF CLOSING. The transaction contemplated by this Agreement shall be consummated (the "CLOSING") at 10:00 a.m. local time, at the offices of Altheimer & Gray, 10 South Wacker Drive, Suite 4000, Chicago, Illinois 60606, on or prior to June 21, 1999 or on such other date, or at such other time or place, as shall be mutually agreed upon by Sellers and Purchaser; PROVIDED, HOWEVER, that the date of the Closing shall be automatically extended from time to time for so long as any of the conditions set forth in Article IV shall not be satisfied or waived, subject, however, to the provisions of Section 7.1. The date on which the Closing occurs in accordance with the preceding sentence is referred to herein as the "CLOSING DATE." To facilitate the Closing, the parties shall convene at 10:00 a.m. at the offices of Altheimer & Gray, 10 South Wacker Drive, Chicago, Illinois 60606 on June 10, 1999 to, as applicable, deliver in escrow with Altheimer & Gray the closing deliveries contemplated by Section 1.13 hereof (other than the Estimated Cash Payment and the Note). In connection with the foregoing, the parties hereby appoint Altheimer & Gray to serve as escrowee without fee.
 On the date that the Closing shall occur, if it is to occur, (i) Purchaser shall deliver the Estimated Cash payment as set forth in Section 1.8 and the Note and (ii) upon written notice from Purchaser and Sellers, by telecopy or other written instrument, Altheimer & Gray (as escrowee) shall deliver executed counterparts of such documents deposited with it to Purchaser and Sellers, and each such document shall be deemed to have been executed and delivered as of the date thereof. If either Purchaser or Sellers shall give written notice to Altheimer & Gray (as escrowee) that the Closing shall not take place due to the nonsatisfaction by the other party of one of the conditions to Closing, then unless instructed otherwise by both Purchaser and Sellers and within ten (10) days after receipt of said written notice, Altheimer & Gray (as escrowee) shall thereupon destroy all documents deposited with it and such documents shall be deemed by all parties to have never been executed or delivered. Altheimer & Gray (as escrowee) shall not be liable for any action or inaction taken by it, except for its own gross negligence or wilful misconduct. In the event of any conflicting instructions by the parties, Altheimer & Gray (as escrowee) shall not be required to act until receipt of mutually consistent instructions or judicial determination.

       I.8     MANNER OF PAYMENT.

               (a) For purposes of the Closing, the parties shall make a good faith estimate of the Merger Consideration as adjusted pursuant to
       Section 1.6, based upon the most recently available financial information (as so adjusted, the "ESTIMATED MERGER CONSIDERATION"). On the Closing Date, the Surviving Corporation shall (i) deliver the Estimated Cash Payment to Alvey by wire transfer, to such account as Alvey shall designate by written notice delivered to Purchaser not later than three
       (3) days prior to the Closing Date and (ii) deliver to Alvey the Note.

               (b) Following the Closing, the parties shall determine the final Merger Consideration, taking into account the adjustments required pursuant to Section 1.6 and employing the procedures and criteria set forth in Sections 1.9 and 1.10:

                     (i) if, the Merger Consideration as finally determined exceeds the Estimated Merger Consideration, forthwith (but in any event within five (5) business days following the final determination of the Merger Consideration), the Surviving Corporation shall pay seventy-six percent (76%) of the excess to Alvey, in cash by wire transfer of immediately available funds and shall issue to Alvey the Replacement Note in substitution of the Note (which at the time of the issuance of the Replacement Note, will be surrendered by Alvey to the Surviving Corporation for cancellation); or

                     (ii) if, the Estimated Merger Consideration exceeds the Merger Consideration as finally determined, forthwith (but in any event within five (5) business days of the final determination of the Merger Consideration), Alvey shall pay seventy-six percent (76%) of the excess to the Surviving Corporation, in cash by wire transfer of immediately available funds and the Surviving Corporation shall issue to Alvey the Replacement Note in substitution of the Note (which at the time of issuance of the Replacement Note, will be surrendered by Alvey to the Surviving Corporation for cancellation);

       in the case of either (i) or (ii) above, together with interest on the cash portion at the rate of eight percent (8.0%) per annum from the Closing Date to the date of payout.

       I.9 DETERMINATION OF NET WORKING CAPITAL. The Net Working Capital shall be determined from a statement of assets and liabilities of the Company as of the close of business on the day immediately preceding the Closing Date taking into account the exclusions of the Transferred Assets and Excluded Liabilities (the "CLOSING BALANCE SHEET"). The Closing Balance Sheet shall be prepared by Alvey in accordance with GAAP, applied in a manner consistent with the accounting principles applied in the preparation of the Financial Statements (as herein defined) to the extent the Financial Statements were prepared in accordance with GAAP, except that the Closing Balance Sheet shall not show the Transferred Assets and the Excluded Liabilities. Notwithstanding, or without limitation, as the case may be, of the foregoing: (a) the Closing Balance Sheet shall contain pro rata accruals for any ordinary, discretionary or contingent amounts reasonably anticipated to be paid in accordance with past custom and practice and consistent with
Schedule 1.9 under any Employee Benefit Plans (but excluding any bonuses to employees) and for accrued salaries, wages, vacation pay, payroll Taxes with respect to employees of the Company, utilities, real estate Taxes, and like items; (b) all inventory of the Company shall be determined pursuant to a physical count of such inventory conducted within the ten (10) day period immediately preceding or following the Closing Date and valued, on an item by item basis, at the lower of the actual cost thereof or market value (as of the close of business on the day immediately preceding the Closing Date) thereof, using the first-in, first-out method of accounting; PROVIDED, HOWEVER, that obsolete inventories, inventories which are unsalable or unusable in the Ordinary Course of Business and slow moving inventories shall be valued at net realizable value in accordance with GAAP; (c) assets and liabilities shall be reflected without regard to materiality; (d) the Closing Balance Sheet shall contain a reserve for product warranty liabilities of the Company determined in a manner consistent with past custom and practice; (e) the Closing Balance Sheet shall be prepared on the basis that it is being used in the computation of the Merger Consideration; and (f) Cash on the Closing Balance Sheet will be petty cash of $500.00. Alvey shall make available to Purchaser, upon request of Purchaser, Alvey's work papers and shall permit Purchaser and Purchaser's accountants to observe in the taking of the physical inventory. Alvey shall use its best efforts to deliver the Closing Balance Sheet to Purchaser not later than sixty (60) days following the Closing Date.

       I.10 DISPUTES REGARDING CLOSING BALANCE SHEET. Disputes with respect to the Closing Balance Sheet shall be resolved as follows:

               (a) Purchaser shall have forty-five (45) days following the receipt of the Closing Balance Sheet (the "DISPUTE PERIOD") to dispute any of the elements of or amounts reflected thereon (a "DISPUTE"). If Purchaser does not give written notice to Alvey of a Dispute within the Dispute Period (a "DISPUTE NOTICE"), or if it delivers written notice to Alvey of its approval of the Closing Balance Sheet before the end of the Dispute Period, the Closing Balance Sheet shall be deemed to have been accepted and agreed to in the form in which it was delivered and shall be final and binding upon the parties hereto. If Purchaser has a Dispute, Purchaser shall give Alvey a Dispute Notice within the Dispute Period, setting forth in reasonable detail the elements and amounts of the disagreement. Within thirty (30) days following delivery of such Dispute Notice, Alvey and Purchaser shall attempt to resolve such Dispute and agree in writing upon the final content of the Closing Balance Sheet.

               (b) If Alvey and Purchaser are unable to resolve the Dispute within the thirty (30) day period following Alvey's receipt of a Dispute Notice, Alvey and Purchaser shall submit such Dispute, together with a statement of facts agreed to by Alvey and Purchaser and such arguments as either of them choose to make in connection therewith, in writing to the St. Louis, Missouri office of a nationally recognized certified public accounting firm (provided that neither Alvey, Purchaser nor any of their Affiliates shall have engaged such firm to perform services during the two-year period immediately preceding the date of such Dispute other than as an independent third party engaged in dispute resolution) (the "RESOLUTION ACCOUNTANT"). Alvey and Purchaser shall cause the Resolution Accountant to resolve the Dispute within thirty (30) days following their submission of the Dispute to him in writing, which resolution shall be binding on the parties. The fees and expenses of the Resolution Accountant shall be shared equally by Alvey and Purchaser.

       I.11    ADDITIONAL CONSIDERATION.

               (a) In addition to the Merger Consideration, Purchaser shall pay to Alvey the following contingent amounts (the "ADDITIONAL CONSIDERATION") if earned in accordance with the following terms:

                     (i) within ninety (90) days following receipt by Purchaser of its audited financial statements for its fiscal year ended December 31, 1999, the Purchaser shall pay to Alvey an amount equal to seven and one-half percent (7.5%) of the amount by which the Revenue for the Busse Division during such fiscal year exceeds $6,000,000; and

                     (ii) within ninety (90) days following receipt by Purchaser of audited financial statements of Purchaser for its fiscal year ended December 31, 2000, Purchaser shall pay to Alvey an aggregate amount equal to seven and one-half percent (7.5%) of the amount by which the Revenue for the Busse Division during such fiscal year exceeds $13,000,000.

               (b) The payments required by clauses (i) and (ii) of Section 1.11(a) shall be made by wire transfer of immediately available funds within five (5) business days following the date upon which the amount of Additional Consideration has become final and binding.

               (c) Within fifteen (15) business days following receipt by Purchaser of each of the audited financial statements referred to in
       Section 1.11(a), Purchaser shall deliver to Alvey a schedule setting forth the computation of the Additional Consideration and financial information reasonably appropriate to support such computation. Any disputes regarding the computation of the Additional Consideration shall be determined pursuant to Section 1.12.

               (d) In determining the Revenue for the Busse Division for any fiscal year, the business of the Busse Division will be treated as a stand-alone enterprise, separate and distinct from the rest of Purchaser's operations. Without limiting the generality of the foregoing, in computing the Revenue for the Busse Division for any period designated in this Section 1.11, all products purchased by the Busse Division from other business units of Purchaser and all products sold by the Busse Division to other business units of Purchaser shall be priced on an arms-length basis as if such products were purchased from or sold to a third party.

       I.12 DISPUTES REGARDING ADDITIONAL CONSIDERATION. Disputes with respect to the computation of the Additional Consideration shall be resolved as follows:

               (a) Alvey shall have forty-five (45) days following the receipt of the schedule setting forth the computation of the Additional Consideration and financial information reasonably appropriate to support such computation (the "ADDITIONAL CONSIDERATION DISPUTE PERIOD") to dispute any of the elements of or amounts reflected thereon (an "ADDITIONAL CONSIDERATION DISPUTE"). If Alvey does not give written notice to Purchaser of a Additional Consideration Dispute within the Additional Consideration Dispute Period (an "ADDITIONAL CONSIDERATION DISPUTE NOTICE"), or if it delivers written notice to Purchaser of its approval of the Additional Consideration before the end of the ADDITIONAL CONSIDERATION Dispute Period, the Additional Consideration shall be deemed to have been accepted and agreed to in the form in which it was delivered and shall be final and binding upon the parties hereto. If Alvey has an Additional Consideration Dispute, Alvey shall give Purchaser an Additional Consideration Dispute Notice within the Additional Consideration Dispute Period, setting forth in reasonable detail the elements and amounts of the disagreement.
       Within thirty (30) days following delivery of such Additional Consideration Dispute Notice, Alvey and Purchaser shall attempt to resolve such Dispute and agree in writing upon the Additional Consideration.

               (b) If Alvey and Purchaser are unable to resolve the Additional Consideration Dispute within the thirty (30) day period following Purchaser's receipt of a Additional Consideration Dispute Notice, Alvey and Purchaser shall submit such Additional Consideration Dispute, together with a statement of facts agreed to by Alvey and Purchaser and such arguments as either of them choose to make in connection therewith, in writing to the Resolution Accountant. Alvey and Purchaser shall cause the Resolution Accountant to resolve the Additional Consideration Dispute within thirty (30) days following their submission of the Additional Consideration Dispute to him in writing, which resolution shall be binding on the parties. The fees and expenses of the Resolution Accountant shall be shared equally by Alvey and Purchaser.

       I.13 CLOSING DELIVERIES. At the Closing, the parties shall execute and deliver a Transition Services Agreement in the form of EXHIBIT B hereto, a Settlement Agreement in the form of EXHIBIT C hereto, a sales agreement and such closing certificates, good standing certificates and other documents as are reasonably required in order to effectuate the consummation of the transaction contemplated hereby, including, without limitation, the documents, instruments and other deliveries to be made by the parties as set forth on EXHIBIT D hereto. All documents to be delivered by a party shall be in form and substance reasonably satisfactory to the other party hereto.


                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES

       II.1 PURCHASER'S AND MERGER SUB'S REPRESENTATIONS AND WARRANTIES. Purchaser and Merger Sub represent and warrant to Sellers, jointly and severally, that:

               (a) GOOD STANDING. Purchaser and Merger Sub are limited liability companies duly organized, existing and in good standing under the laws of the State of Delaware.

               (b) POWER AND AUTHORITY. Purchaser and Merger Sub have full power and authority to enter into and perform (i) this Agreement and (ii) all documents and instruments to be executed by Purchaser and Merger Sub pursuant to this Agreement (including, without limitation, those identified on EXHIBIT D hereto) (collectively, "PURCHASER'S ANCILLARY DOCUMENTS"). This Agreement has been, and Purchaser's Ancillary Documents will be, duly executed and delivered by duly authorized officers of Purchaser and Merger Sub. Assuming the due execution and delivery of this Agreement by Sellers, this Agreement constitutes, and Purchaser's Ancillary Documents when executed will constitute, a valid and legally binding obligation of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in an action of law or a suit in equity.

               (c) CONSENTS. No consent, authorization, order or approval of, or filing or registration with, any Governmental Authority or other Person which has not been obtained on or prior to the date hereof is required for the execution and delivery by Purchaser and Merger Sub of this Agreement and Purchaser's Ancillary Agreements, and the consummation by Purchaser and Merger Sub of the transaction contemplated by this Agreement and Purchaser's Ancillary Documents.

               (d) CONFLICTS. Neither the execution and delivery of this Agreement and Purchaser's Ancillary Documents by Purchaser and Merger Sub, nor the consummation by Purchaser and Merger Sub of the transaction contemplated hereby, will conflict with or result in a breach or violation of any of the terms, conditions or provisions of Purchaser's or Merger Sub's Certificate of Formation or Operating Agreement or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or Governmental Authority or of any arbitration award.

               (e) DEFAULTS. Purchaser and Merger Sub are not a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Purchaser and Merger Sub according to the terms of this Agreement will be a default, or whereby timely performance by Purchaser and Merger Sub according to the terms of this Agreement may be prohibited, prevented or delayed or would constitute a violation of, or conflict with, or result in the creation or imposition of any liens upon any property of Purchaser and Merger Sub.

               (f) BROKER'S FEES. Neither Purchaser, Merger Sub, nor any of their Affiliates, has dealt with any Person who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

       II.2 SELLERS' REPRESENTATIONS AND WARRANTIES. Alvey represents and warrants to Purchaser, that, except as set forth in the schedules delivered by Sellers to Purchaser on the date hereof and identified collectively as the "DISCLOSURE SCHEDULE" (each exception noted in the Disclosure Schedule being numbered to correspond to, and only to, the applicable paragraph of Section 2.2 to which such exception refers):

               (a) TITLE TO SHARES. Alvey has good, valid, and marketable title to the Common Shares and Preferred Shares free and clear of any and all Encumbrances. There are no agreements, restrictions or understandings to which Alvey is a party with respect to the sale, transfer, or voting of any Shares.

               (b) CORPORATE. The Company is a corporation duly organized, existing and in good standing under the laws of the State of Wisconsin. Alvey is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to conduct the Business as the Business is now being conducted.

               (c) GOOD STANDING. The Company is duly qualified to conduct the Business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on the Company. All jurisdictions in which the Company is qualified as a foreign corporation are set forth on SCHEDULE 2.2(C) to the Disclosure Schedule.

               (d) POWER AND AUTHORITY. Each Seller has full power and authority to enter into and perform (i) this Agreement and (ii) all documents and instruments to be executed by each Seller pursuant to this Agreement (including, without limitation, those identified on EXHIBIT D hereto) (collectively, "SELLERS' ANCILLARY DOCUMENTS"). This Agreement has been, and Sellers' Ancillary Documents will be, duly executed and delivered by duly authorized officers of the Company and Alvey. Assuming the due execution and delivery of this Agreement by Purchaser and Merger Sub, this Agreement constitutes, and Sellers' Ancillary Documents when executed will constitute, a valid and legally binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in an action of law or a suit in equity.

               (e)   CAPITALIZATION.

                     (i) The Company's authorized capital stock consists of 3,000 Common Shares of which 1,500 Common Shares are issued and outstanding and owned by Alvey and 2,200 Preferred Shares, of which 2,132 Preferred Shares are issued and outstanding and owned by Alvey. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding. All outstanding shares of such stock are owned and held beneficially and of record by Alvey.

                     (ii) All of the issued and outstanding Common Shares and Preferred Shares have been validly issued and are fully paid and nonassessable.

                     (iii) Except as disclosed on SCHEDULE 2.2(E), there are no right of first refusal options or other restrictions on transfer applicable to any Common Shares or Preferred Shares.

               (f)   RIGHTS TO ACQUIRE SECURITIES; STOCK APPRECIATION RIGHTS.

                     (i) The Company does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert, capital stock equivalents, or other rights to purchase or otherwise acquire, now or in the future, any of its capital stock or other securities.

                     (ii) The Company does not have outstanding any stock appreciation rights or other rights granting to any Person the right to be paid money or other property based on the value of securities of the Company.

                     (iii) Except as disclosed on SCHEDULE 2.2(F), the Company has no agreements, restrictions, or understandings to which the Company is a party with respect to the sale, transfer, or voting of any Common Shares or Preferred Shares.

               (g)   SUBSIDIARIES.  The Company has no subsidiaries.

               (h) CONSENTS. Except as disclosed on SCHEDULE 2.2(H), no consent, authorization, order or approval of, or filing or registration with, any Governmental Authority or other Person is required for the execution and delivery by each Seller of this Agreement and Sellers' Ancillary

       Documents by Sellers and the consummation by each Seller of the transaction contemplated by this Agreement and Sellers' Ancillary Documents.

               (i) CONFLICTS. Neither the execution and delivery of this Agreement and Sellers' Ancillary Documents by each Seller, nor the consummation by each Seller of the transaction contemplated hereby, will
       (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the Company's or Alvey's Articles of Incorporation or By-laws, or of any order, writ, injunction, judgment or decree of any court or any Governmental Authority or of any arbitration award, or (ii) violate any statute or administrative regulation in any material respect.

               (j) BOOKS AND RECORDS. The Company's books, accounts and records with respect to the Business are, and have been, maintained in the Company's usual, regular and ordinary manner, in accordance with GAAP, and all transactions to which the Company is or has been a party with respect to the Business and which impact the Financial Statements in a material respect are properly reflected therein.

               (k) FINANCIAL STATEMENTS. SCHEDULE 2.2(K) of the Disclosure Schedule contains complete and accurate copies of the unaudited balance sheets and statements of income and cash flows, and notes to financial statements, if any, of the Company, all as of and for the years ended December 31, 1996, December 31, 1997 and December 31, 1998, respectively. The financial statements described in the immediately preceding sentence are referred to herein as the "FINANCIAL STATEMENTS." The Financial Statements were used in the preparation of the audited consolidated financial statements of Alvey. The Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates thereof, and the results of operations and cash flows of the Company for the respective periods covered thereby, in accordance with GAAP consistently applied.

               (l) TITLE OF ASSETS. The Company has good and marketable title to, and the corporate power to sell its assets, free and clear of any Encumbrances except for the Permitted Encumbrances and any Encumbrances disclosed on SCHEDULE 2.2(L) to the Disclosure Schedule. No unreleased and unsatisfied mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of its assets has been recorded, filed, executed or delivered.

               (m) INSURANCE. SCHEDULE 2.2(M) to the Disclosure Schedule contains a true and correct list and summary description of all insurance policies which are applicable to the Company with respect to the Business or which name the Company as an insured and which pertain to the Business or the Company's employees with respect to the Business.

               (n) RELATED PARTY TRANSACTIONS. SCHEDULE 2.2(N) to the Disclosure Schedule describes each: (i) business relationship existing on the date of this Agreement with respect to or involving the Business between (A) Sellers, (B) its direct or indirect subsidiaries, or (C) any present or former officer, director, shareholder or Affiliate, or any present or former known spouse, ancestor or descendant of any of the aforementioned Persons or any trust or other similar entity for the benefit of any of the foregoing Persons (all such Persons described in clauses (B) and (C) being sometimes referred to herein collectively as the "RELATED PARTIES" and individually as a "RELATED PARTY"); and
       (ii) amount owing by or to any of the Related Parties, respectively, to or from Sellers as of the date of this Agreement. Except as set forth on
       SCHEDULE 2.2(N) to the Disclosure Schedule, no property or interest in any property (including, without limitation, designs and drawings concerning machinery) which relates to and is necessary or useful in the present operation of the Business is presently owned by or leased or licensed by or to any Related Party.

               (o) TAXES. Except as set forth in SCHEDULE 2.2(O) to the Disclosure Schedule, all Returns required to be filed by or on behalf of the Company with respect to Taxes and financial results have been timely completed and filed. All such Returns were and are correct and complete in all material respects. All Taxes payable by on or behalf of the Company or for which the Company is or may be liable, whether to taxing authorities or others (for example, by way of tax sharing agreements or arrangements), whether or not shown on any Return, have been paid in full or are reserved for in full on the Financial Statements. There have been withheld and paid all Taxes or other amounts required to be withheld or paid by or on behalf of the Company in connection with amounts paid or
       owing to any employee.   The foregoing Returns correctly reflected the
       facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon, and no extension of time within which to file any such Return has been requested or granted. All tax laws affecting the Company have been complied with in all material respects. The transactions contemplated herein are not subject to any tax withholding provisions of law.

               (p) DISCLOSURE OF INFORMATION. Sellers acknowledge that: (i) prior to the date hereof, the Company prepared, and Sellers disseminated to each of (and only) the Persons set forth on SCHEDULE 2.2(p) to the Disclosure Schedule, information related to the Company and the Business which is of a confidential, sensitive and/or proprietary nature in anticipation of a potential transaction involving the Company; (ii) as a condition to the furnishing of such information, Sellers required each such Person to execute and deliver to Sellers a confidentiality agreement (copies of which are attached to SCHEDULE 2.2(p)); and (iii) each such Person has returned to Sellers all of its copies of such information or, in the alternative, has destroyed such information in a manner contemplated by the terms of such confidentiality agreement.

               (q) MATERIAL CONTRACTS. SCHEDULE 2.2(Q) to the Disclosure Schedule correctly and completely lists all of the Material Contracts. The Company has not executed any express written waivers which could release or waive any rights under any Material Contract or otherwise waived any rights which are material, alone or together with other such waivers. All Material Contracts are in full force and binding upon the parties thereto, assuming due execution of the Material Contracts by the other parties thereto. No default by the Company has occurred thereunder and, to the knowledge of Sellers, no default by the other contracting parties has occurred thereunder. To the knowledge of Sellers, no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by the Company thereunder.

               (r) PERMITS. SCHEDULE 2.2(R) to the Disclosure Schedule contains a true and correct copy of every material unexpired license, permit, registration and governmental approval, agreement and consent currently applied for or pending by, issued or given to Sellers in connection with the conduct of the Business as presently conducted by Sellers, exclusive of Environmental Permits (collectively, the "PERMITS").

               (s)   EMPLOYEE BENEFITS.

                     (i) SCHEDULE 2.2(S) to the Disclosure Schedule contains a list of all employee pension benefit plans (as defined in section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) ("PLANS"), including, without limitation, all multiemployer plans as defined in section 3(37) of ERISA ("MULTIEMPLOYER PLANS"); employee welfare benefit plans (as defined in section 3(1) of ERISA) ("WELFARE PLANS"); and bonus, deferred compensation, stock purchase, stock option, severance plans, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar arrangement ("EMPLOYEE BENEFIT PLANS") which Seller or any affiliate as determined under section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") maintains, administers or contributes to, or has maintained, administered or contributed to, or pursuant to which the employees of the Company or any ERISA Affiliate receive or expect to receive benefits as a condition of employment.

                     (ii) All Plans, Welfare Plans and Employee Benefit Plans and any related trust agreements or annuity contracts comply with and are and have been operated in accordance with, in all material respects, each applicable provision of ERISA, the Code (including, without limitation, the requirements of section 401(a) of the Code to the extent any Plan is intended to conform to that section), other Federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Neither any Seller nor any ERISA Affiliate has any notice or knowledge of any violation of any of the foregoing by any Plan, Welfare Plan or Employee Benefit Plan. Each Welfare Plan which is a group health plan (within the meaning of section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with, in all material respects, each of the requirements of section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and similar state law. A favorable determination as to the qualification under the Code of each of the Plans and each amendment thereto has been made by the Internal Revenue Service, each trust funding Welfare Plans or Plans is and has been tax-exempt and each Plan and related trust agreement remain qualified under the Code.

                     (iii) Neither any Seller nor any ERISA Affiliate has ever maintained, administered or contributed to or has any liability with respect to Title IV of ERISA or any Multiemployer Plan. There is currently no active filing by any Seller or any ERISA Affiliate with the Pension Benefit Guaranty Corporation ("PBGC") (and no proceeding has been commenced by the PBGC) to terminate any Plan which is subject to Title IV of ERISA and which has been maintained or funded, in whole or in part, by any Seller or any ERISA Affiliate.

               (t) EMPLOYEES. With respect to employees of the Company who are or were employed in the conduct of the Business: (i) there are no pending or, to Sellers' knowledge, threatened unfair labor practice charges or employee grievance charges; (ii) there is no union representation of the Company's employees, and no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to Sellers' knowledge, threatened against or directly affecting the Company; (iii) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the knowledge of each Seller, no claims therefor exist; and (iv) the employment of each of the Company's employees is terminable at will without cost to the Company except for payments required under the employee benefit plans and payment of accrued salaries or wages.
       SCHEDULE 2.2(T) to the Disclosure Schedule contains a true and complete list of (x) all employees who are employed by the Company in the conduct of the Business as of May 1, 1999, and such list correctly reflects their salaries, wages and other compensation (other than benefits under the Employee Benefit Plans), dates of employment and positions as of May 1, 1999, and (y) all such employees (or former employees) receiving (or entitled to receive) medical benefits under or in connection with section 4980B of the Code. No employee or former employee has any right to be rehired by the Company prior to the Company's hiring a person not previously employed by the Company. Except as required by section 4980B of the Code, the Company has no liability to provide medical benefits or other welfare benefits to former employees of the Company or their spouses or dependents or any other individual during any period any such individual is not an employee of the Company or a spouse or dependent of such employee.

               (u) LITIGATION. There is no litigation or proceeding, in law or in equity, and there are no claims, proceedings or governmental investigations before any commission or other administrative authority, pending, or, to each Seller's knowledge, threatened, against or involving
       (i) the Company, (ii) any of the Company's officers, directors or employees in their capacity as such, (iii) any of the Company's Employee Benefit Plans or (iv) the consummation of the transaction contemplated hereby, or the use of the Company's assets (whether used by the Surviving Corporation after the Closing or by the Company prior thereto). SCHEDULE 2.2(U) to the Disclosure Schedule contains (x) a complete list and description of all employment related litigation and (y) a complete list and description of all other litigation and governmental proceedings, in each case, involving the Company with respect to the Business during the past three (3) years.

               (v) WARRANTIES. SCHEDULE 2.2(V) to the Disclosure Schedule sets forth a true and complete copy of the Company's standard warranty terms and conditions and lists, in reasonable detail, the Company's warranty claims experience with respect to the Business for the three (3) year period immediately preceding the date hereof. There are no claims pending or, to each Seller's knowledge, threatened against the Company with respect to the quality of or absence of defects in the products or services of the Business. During the past three (3) years, none of the Business' current or former products is or has been the subject of a governmental investigation or voluntary or involuntary recall. Neither Seller has knowledge of facts which, if known by a potential claimant or Governmental Authority, is reasonably likely to give rise to a claim or proceeding.

               (w) DECREES AND ORDERS. Except as disclosed on SCHEDULE 2.2(W), the Company is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Authority) with respect to its properties, assets, personnel or business activities.

               (x) LAWS. With respect to the Business, the Company is not, in any material respect, in violation of, or delinquent under any decree, order or arbitration award or law, statute or regulation of or agreement with, or Permit from, any federal, state or local Governmental Authority (including, without limitation, those to which the properties, assets, personnel, business activities of the Business are subject), including, without limitation, laws, statutes and regulations relating to equal employment opportunities, occupational safety and health, fair employment practices, unfair labor practices, terms of employment, wages and hours and discrimination, the Americans with Disabilities Act, and zoning ordinances and building codes. To Sellers' knowledge, the Company is not, with respect to the Business, in violation of any law regarding occupational health and safety. Copies of all notices of violation of any of the foregoing which the Company has received within the past three (3) years are contained on SCHEDULE 2.2(X) to the Disclosure Schedule.

               (y) ENVIRONMENTAL. To Sellers' knowledge, the Company and its assets are in compliance with all Environmental Laws in all material respects. A copy of any notice, citation, inquiry or complaint which the Company has received in the past five (5) years of any alleged violation of any Environmental Law or Environmental Permit relating to the Business is contained ON SCHEDULE 2.2(Y) to the Disclosure Schedule. To Sellers' knowledge, the Company possesses all Environmental Permits which are required for the operation of the Business as presently conducted by the Company, and is in compliance with the provisions of all such Environmental Permits in all material respects. Copies of all such Environmental Permits issued to the Company are contained ON SCHEDULE 2.2(Y) to the Disclosure Schedule. To Sellers' knowledge, there has been no storage, treatment, generation, transportation, discharge or Release of any Hazardous Materials with respect to the Business by the Company which could give rise to any obligation or liability, under any Environmental Law. SCHEDULE 2.2(Y) to the Disclosure Schedule contains a list and brief description of all above-ground and underground storage tanks located, or formerly located, on the Company's property. Any tanks previously removed from service on the Company's property were removed from service in accordance with all Environmental Laws (as in effect at the time of such removal) in all material respects.

               (z) NO UNDISCLOSED LIABILITIES. To Sellers' knowledge, except as stated on SCHEDULE 2.2(Z) to the Disclosure Schedule, the Company has no obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "LIABILITIES"), except for (i) Liabilities provided for or reserved against in the Financial Statements; (ii) Liabilities which have been incurred subsequent to the date of the Financial Statements in the Ordinary Course of Business of the Business and consistent with past practice; (iii) Liabilities under the executory portion of any written Contract by which the Company is bound and which was entered into in the Ordinary Course of Business of the Business and consistent with past practices, all of which are disclosed on SCHEDULE 2.2(Z); (iv) Liabilities under the executory portion of Permits, Environmental Permits, and governmental directives and agreements issued to, or entered into by, the Company in the Ordinary Course of Business of the Business and consistent with past practices, all of which are disclosed on
       SCHEDULE 2.2(Z); and (v) the Liabilities constituting Excluded Liabilities. To Sellers' knowledge, except as disclosed on SCHEDULE 2.2(Z), none of the Liabilities described in subsections (i) through (v) of this Section 2.2(z) relates to or has arisen out of a breach of contract, breach of warranty, tort, infringement, violation of law, statute, governmental rule, regulation or directive by or against the Company.

               (aa) INTELLECTUAL PROPERTY. SCHEDULE 2.2(AA) to the Disclosure Schedule lists all registrations for the Intellectual Property that are owned or claimed by the Company and used in, or held for use in connection with, or necessary for the conduct of the Business as presently conducted by the Company (other than inventions for which patent protection has not been sought, trade secrets, secret processes, formulas and designs, confidential business and technical information, and unregistered copyrights) (collectively, the "REGISTERED INTELLECTUAL PROPERTY"). The Company has no patent, trademark or copyright applications pending. The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all the Registered Intellectual Property, and to Sellers' knowledge, the other Intellectual Property. To the knowledge of Sellers, all of the Registered Intellectual Property is currently in substantial compliance with all formal legal requirements, is valid and enforceable and is not subject to any fees, taxes, or actions falling due within six (6) months after the Closing Date, except as described on SCHEDULE 2.2(AA). To the knowledge of Sellers, none of the Registered Intellectual Property is being infringed by any other
       Person. No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Sellers, threatened, which: (i) challenges the rights of the Company in respect of the Registered Intellectual Property, or, to the knowledge of Sellers, to the other Intellectual Property except as described ON
       SCHEDULE 2.2(AA) to the Disclosure Schedule; or (ii) asserts that the Company is infringing or is required to pay any royalty, license fee, charge or other amount with regard to its use of the Registered Intellectual Property, or, to the knowledge of Sellers, the other Intellectual Property except as described ON SCHEDULE 2.2(AA) to the Disclosure Schedule. The Company has (a) undertaken an assessment of steps necessary to become Year 2000 Complaint on a timely basis, (b) developed a detailed plan (including the estimated cost of becoming
       Year 2000 Compliant) and timeline for becoming Year 2000 Compliant on a timely basis which has been provided to Purchaser, (c) to date, implemented that plan in accordance with that timetable in all material respects and (d) anticipates that it will become Year 2000 Compliant consistent with the plan and timetable on a timely basis. Notwithstanding anything in the foregoing, this representation is not to be interpreted as a guarantee that the Company has done all things possible to prevent a loss of functionality or performance or any other problem with respect to proper format and accuracy of date or time information, but rather that the Company has a reasonable belief that its Year 2000 readiness approach is sound.

               (bb)  REAL PROPERTY.

                     (i) The Company has no interests in real property other than the real property (the "REAL ESTATE") and leasehold interests which are set forth on SCHEDULE 2.2(BB) to the Disclosure Schedule.

                     (ii) The Company holds fee simple title to the Real Estate, subject only to real estate taxes not delinquent and to covenants, conditions, restrictions and easements of record described on SCHEDULE 2.2(BB). The Real Estate is not subject to any leases or tenancies.

                     (iii) The facilities of the Company do not encroach on the property of others, and conform in all material respects with all applicable ordinances, regulations, and zoning laws, except as disclosed on SCHEDULE 2.2(BB).

               (cc) LEASES. Except as stated on SCHEDULE 2.2(CC) to the Disclosure Schedule:

                     (i) The leases contained in the Disclosure Schedule constitute all the leases of real or personal property, respectively, under which the Company is bound or to which the Company is a party.

                     (ii) Each lease listed in the Disclosure Schedule is valid, binding, and enforceable in accordance with its terms, and neither the Company nor any landlord or lessor is in default or in arrears in the performance or satisfaction of any agreement or condition on its part to be performed or satisfied thereunder, and no waiver or indulgence has been granted by any of the landlords or lessors under those leases.

                     (iii) The Company is not the landlord or lessor under any leases of real or personal property.

               (dd) SIGNIFICANT CUSTOMERS AND SIGNIFICANT SUPPLIERS. The Company has not suffered nor, to the Sellers' knowledge, been threatened with, any material adverse change in, or loss of, any relationship between the Company and any of its "Significant Customers," "Significant Suppliers" or key employees. The Sellers do not have any knowledge of any intention or indication by a Significant Customer that such Significant Customer intends to terminate, limit or materially alter its business relationship with the Company. The Sellers do not have any knowledge of any intention or indication of intention by a Significant Supplier that such Significant Supplier intends to terminate, limit or materially alter its business relationship with the Company. As used herein, (i) "Significant Customer" means any of the customers of the Company set forth on SCHEDULE 2.2(DD) to the Disclosure Schedule hereto, and (ii) "Significant Supplier" means any suppliers of the Company set forth on SCHEDULE 22.2(DD) to the Disclosure Schedule hereto.

               (ee) BROKER'S FEES. Other than amounts due Mammoth Capital, Inc. ("MAMMOTH") under that certain Consulting Agreement, dated December 31, 1995, between Pinnacle, Alvey and Mammoth, which amounts will be paid by Sellers, neither Sellers nor any of their Affiliates have dealt with any Person who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

       II.3    LIMITATION ON WARRANTIES.  Except as expressly set forth in
Section 2.2, Sellers make no express or implied warranty of any kind whatsoever, including, without limitation, any representation as to physical condition or value of any of the Company's assets or the future profitability or future earnings performance of the Business. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.


                                     ARTICLE III

                             CONDUCT PRIOR TO THE CLOSING

       III.1   GENERAL.  Between the date hereof and the Closing Date:

               (a) The Company shall give to Purchaser's and Merger Sub's officers, employees, attorneys, consultants, accountants and lenders reasonable access during normal business hours to the properties, books, contracts, documents, records and personnel of the Company relating to the Business and shall furnish to Purchaser and Merger Sub such information with respect to the Business of the Company as Purchaser and Merger Sub may at any time and from time to time reasonably request. Purchaser and Merger Sub may meet with the Company's customers and suppliers, and personnel of the Company, and the Company shall be notified in advance of such meetings and shall be permitted to participate in such meetings with Purchaser and Merger Sub.

               (b) The Company shall use its reasonable efforts and make every good faith attempt (and Purchaser and Merger Sub shall cooperate with the Company) to obtain all consents to the assignment of, any Contract, Permit or Environmental Permit which is to be assigned or transferred to the Surviving Corporation hereunder and which may be required for such assignment to be effective (collectively, the "CONSENTS), including, without limitation, those Consents set forth on SCHEDULE 3.1 (collectively, the "MATERIAL CONSENTS").

               (c) The Company shall use its reasonable efforts and make every good faith attempt (and shall cooperate with Purchaser and Merger Sub) if Purchaser and Merger Sub desire to (i) hire third party professionals to conduct a Phase I environmental review (and, if necessary, further reviews of the Company's facilities and operations), (ii) conduct a physical and quality assessment of the Company's Inventory and (iii) conduct a physical inspection of the Company's business records, Equipment, and other physical assets, subject, in each case, to reasonable scheduling to be approved by the Company.

               (d) The Company shall carry on the Business in the usual and Ordinary Course of Business, consistent with past practices and shall use its reasonable efforts in good faith to preserve the Business and the goodwill of its customers, suppliers and others having business relations with the Company with respect to the Business and to retain its business organization intact, including keeping available the services of its present officers, employees, representatives and agents, and shall maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company.

               (e) Without the prior written consent of Purchaser and Merger Sub, which consent shall not be unreasonably withheld, and without limiting the generality of any other provision of this Agreement, Alvey shall not cause the Company, with respect to the Business, to do any of the following:

                     (i) sell or in any way transfer or otherwise dispose of any of its assets or property, except for (A) sales of Inventory in the usual and Ordinary Course of Business and sales of miscellaneous assets insignificant to the value or operation of the Business and (B) cash applied in payment of the Company's liabilities in the usual and Ordinary Course of Business;

                     (ii) make any changes (adverse or otherwise), either individually or in the aggregate, taking into account the completion of the transaction contemplated hereby, in the business, operations, assets, liabilities, financial condition or prospects of the Business or in the conduct or nature of any aspect of the Business (including, without limitation, labor relations or relations between the Company and any of its customers, suppliers or key employees) which would be likely to have a material adverse effect on the business, operations, assets, liabilities, financial condition or prospects of the Business;

                     (iii) waive any right or cancel or compromise any debt or claim, other than in the Ordinary Course of Business;

                     (iv) make (or commit to make) capital expenditures in an amount which exceeds $10,000 for any item or $50,000 in the aggregate;

                     (v) increase the compensation payable to any employee where such increase is inconsistent with the Company's Ordinary Course of Business;

                     (vi)   make any change in accounting methods or principles;

                     (vii) make any new elections, or any changes in current elections, with respect to Taxes affecting the Company's assets of the Business; or

                     (viii) without limitation by the enumeration of any of the foregoing, except for the execution of this Agreement, enter into any transaction other than in the usual and Ordinary Course of Business or alter the conduct of the business in any material respect.

               (f) From the date of this Agreement through the Closing Date (or such earlier date as this Agreement is terminated in accordance with its terms), each Seller shall not, and shall cause its respective Affiliates, officers, directors, employees, representatives, agents and shareholders not to, directly or indirectly, solicit or initiate or enter into discussions or transactions with, or provide any information to, any person, corporation, partnership or other entity or group (other than Purchaser or its designees) concerning any sale of stock (as the case may
       be), or any merger or sale of securities or substantial assets, or any similar transaction, of or involving the Company.

       III.2   JOINT OBLIGATIONS.  Between the date hereof and the Closing Date:

               (a) No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of such party being untrue in any material respect as if originally made on and as of the Closing Date.

               (b) Each party shall give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of either party untrue or which might reasonably be expected to prevent the consummation of the transaction contemplated hereby promptly after becoming aware thereof.


                                      ARTICLE IV

                                CONDITIONS TO CLOSING

       IV.1 CONDITIONS TO SELLERS' OBLIGATIONS. The obligation of Sellers to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Sellers' option, be terminated pursuant to and with the effect set forth in Article VII:

               (a) Each and every representation and warranty made by Purchaser and Merger Sub shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

               (b) All obligations of Purchaser and Merger Sub to be performed hereunder through, and including on, the Closing Date shall have been performed.

               (c) No suit, proceeding or investigation shall have been commenced or threatened by any Governmental Authority or private Person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

               (d) The subordination agreement required to be executed by Sellers regarding the Note in connection with the Financing shall have terms reasonably consistent with the subordination language contained in the letter of intent, dated December 15, 1998 between Seneca Capital Partners, LLC and Pinnacle.

       IV.2 CONDITIONS TO PURCHASER'S AND MERGER SUB'S OBLIGATIONS. The obligation of Purchaser and Merger Sub to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Purchaser's and Merger Sub's option, be terminated pursuant to and with the effect set forth in Article VII:

               (a) Each and every representation and warranty made by each Seller shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

               (b) All obligations of Sellers to be performed hereunder through, and including on, the Closing Date shall have been performed.

               (c) All of the Material Consents shall have been obtained and delivered to Purchaser and Merger Sub.

               (d) No suit, proceeding or investigation shall have been commenced or threatened by any Governmental Authority or private Person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby.

               (e) Purchaser and Merger Sub shall have completed their due diligence investigation of the Company's assets and the Business (including an environmental assessment thereof) and shall be satisfied in their sole discretion with the results of such investigation, including, but not limited to, the nature and extent of the Permitted Liabilities.

               (f) Purchaser and Merger Sub shall have executed definitive loan documents with respect to the Financing, all conditions to the Financing under such documents shall have been satisfied and such Financing shall have been obtained by Purchaser and Merger Sub.

               (g)   (i)   Prior to the Closing, except as provided in
               paragraph (ii) below, the Company shall (A) transfer to Alvey, by way of dividend or otherwise, all of the assets, properties and rights of the Company set forth on SCHEDULE 4.2(G) (the "TRANSFERRED ASSETS"), and Alvey will assume all obligations and liabilities in connection with the Transferred Assets and (B) transfer to Alvey all of the Excluded Liabilities and Alvey shall assume all obligations and liabilities in connection with the Excluded Liabilities.

                     (ii) If any Transferred Asset is not capable of being conveyed, assigned or transferred without the consent, release or waiver of any third party, including, without limitation, any governmental or regulatory authority, and such consent, release or waiver has not been obtained prior to the closing, and as a result, such Transferred Asset is not conveyed, assigned or transferred, this Agreement shall constitute an equitable assignment by the Company to Alvey of all of the Company's rights, benefits, title and interest in and to such Transferred Assets, and where necessary or appropriate, the Company shall be deemed to be Alvey's agent for the purpose of completing, fulfilling and discharging all of Alvey's rights and liabilities arising after the Closing Date with respect to such Transferred Assets. The Surviving Corporation shall take all reasonably necessary steps and actions (at the request and expense of Alvey) to provide Alvey with the benefit of such Transferred Assets (including, but not limited to, (A) enforcing any rights of Alvey arising with respect to any such Transferred Assets or (B) permitting Alvey to enforce any rights arising with respect to Transferred Assets) as if they had been conveyed, assigned or transferred to Alvey. Without limiting the rights of Purchaser Indemnitees in Section 6.2, Purchaser Indemnitees shall be indemnified by Sellers for all actions or steps taken by them on behalf of Alvey pursuant to the preceding sentence.

       IV.3 CASUALTY. If, prior to the Closing, any damage to or loss of any of the Company's assets occurs due to fire, flood, riot, theft, Act of God or other casualty, and if Purchaser and Merger Sub do not elect, or is not permitted by the terms of this Agreement to elect, to terminate this Agreement, Purchaser and Merger Sub shall be entitled to receive the right to receive any business interruption or similar insurance proceeds payable by reason of such occurrence.


                                      ARTICLE V

                               POST-CLOSING AGREEMENTS

       V.1 POST-CLOSING AGREEMENTS. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article V.

       V.2 INSPECTION OF RECORDS; COOPERATION. Sellers and the Surviving Corporation shall each retain and make their respective books and records (including work papers in possession of their respective accountants) related to the Business available for inspection by the other party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date (the "RETENTION PERIOD"), with respect to all transactions occurring prior to and those relating to the Closing, the historical financial condition, assets, liabilities, results of operations and cash flows of the Company. As used in this Section 5.2, the right of inspection includes the right to make extracts or copies. The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party. Before the end of the Retention Period, either Sellers or the Surviving Corporation may request, and the other party shall promptly deliver, at the requesting party's expense, possession of any books and records relating to the transactions occurring on or prior to the Closing Date. Sellers and the Surviving Corporation (and each of their respective officers, employees, representatives or Affiliates) shall reasonably cooperate with each other to provide information (including the prompt forwarding of correspondence properly addressed to the other party), explain material provided hereunder, assist in completing Returns with respect to the Business or testify at proceedings relating to the contest of any Tax claim with respect to the Business. The party requesting such information or assistance shall pay the reasonable costs of the party providing the requested information or assistance.

       V.3 CERTAIN ASSIGNMENTS. Notwithstanding any other provision contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any Contract, Permit, Environmental Permit or any benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of the Surviving Corporation or Sellers thereunder. If such a consent or agreement to transfer or assign is not obtained for any reason, Sellers shall cooperate with the Surviving
Corporation in any arrangement the Surviving Corporation may reasonably request to provide for the Surviving Corporation the benefits under such Contract, Permit, Environmental Permit or the like.

       V.4 SALES AND TRANSFER TAXES AND FEES. Either Sellers or the Surviving Corporation shall pay when due, consistent with local custom, all stock transfer Taxes, real property transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and all other taxes and fees arising in connection with the transactions contemplated hereby under applicable state laws.

       V.5     DISCLOSURE OF CONFIDENTIAL INFORMATION.

               (a) Alvey and its Affiliates and Purchaser both acknowledge that they may have or had access to certain Confidential Information (as herein defined), the disclosure of which may damage their respective business operations and is or may be prohibited by applicable law. "Confidential Information" means all information, and all documents and other tangible things which record it, relating to their respective business operations, whether or not a "trade secret" within the meaning of applicable law, which at the time or times concerned is not generally known to competitors. Confidential Information includes, but is not limited to, the following especially sensitive information: (i) any product development and marketing plans and strategies; (ii) financial information pertaining to business operations; (iii) the identity, purchase and payment patterns of, and special relations with, any customers; (iv) the identity, net prices and credit terms of, and special relations with, any suppliers; (v) proprietary software and business records; and (vi) any other information or documents which Alvey and its Affiliates or Purchaser knows or reasonably ought to know the other party regards as confidential.

               (b) Alvey and its Affiliates and Purchaser shall keep, and shall cause their Affiliates to keep secret and hold Confidential Information in the strictest confidence.

               (c) Alvey and its Affiliates and Purchaser agree that all Confidential Information is and shall remain the sole property of the other party and acknowledge that the Confidential Information constitutes valuable, special and unique assets of each party's respective business operations. Alvey and its Affiliates and Purchaser shall comply with all instructions for preserving the confidentiality of Confidential Information, and shall not, except as otherwise directed: (i) directly or indirectly sell, give, loan or otherwise transfer or disclose any Confidential Information to any person; or (ii) use Confidential Information for their own benefit or for the benefit of any third party. Notwithstanding the foregoing, if Alvey and its Affiliates or Purchaser are legally compelled (by subpoena, civil investigative demand or other similar process or legal requirement) to disclose any Confidential Information, they shall be entitled to do so, provided that (x) the party that is legally compelled to disclose Confidential Information gives the other party reasonable advance written notice thereof so that such party may seek a protective order or other appropriate remedy and (y) such disclosure is limited only to the extent of Confidential Information that the disclosing party is legally compelled to disclose.

               (d) To the extent that any court or agency seeks to have either party disclose any Confidential Information, the potential disclosing party shall promptly inform the non-disclosing party, and shall take such reasonable steps at the non-disclosing party's expense to prevent disclosure of Confidential Information until the non-disclosing party has been informed of such requested disclosure, and has an opportunity to respond to such court or agency. To the extent that either party or their Affiliates obtain information that may be subject to attorney-client privilege as to the other party's attorneys, such party shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

               (e) Nothing in the foregoing provisions of this Section 5.5 shall be construed so as to prevent the disclosure or use of Confidential Information which (i) is generally known to Persons of their experience in other companies in the same industry or (ii) has become public, published or is otherwise in the public domain through no fault of the disclosing party prior to any disclosure thereof by the disclosing party.

The obligations under this Section 5.5 shall remain in effect with respect to particular information for the longest period of time permitted by applicable law.

       V.6 INJUNCTIVE RELIEF. Each of the parties specifically recognizes that any breach of Section 5.5 shall cause irreparable injury to the other and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each party agrees that in the event of any such breach, the non-breaching party shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available.

       V.7 TAXES. Each party hereto shall, to the extent reasonable with respect to any other party (a) provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (b) retain and provide the other with any records or other information that may be relevant to such Return, audit or examination, proceeding, or determination, and (c) provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Return of the other for any period. Without limiting the generality of the foregoing, parties hereto shall retain, until the applicable statutes of limitation (including any extensions) have expired, copies of all Returns, supporting work schedules and other records or information that may be relevant to such Returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

       V.8 USE OF TRADEMARKS. Sellers shall cease to use and shall not license or permit any third party to use any of the Intellectual Property, including, without limitation, the name "Busse Bros. Inc.," "Busse, Inc." or any name, slogan, logo or trademark which is similar or deceptively similar to any of the trademarks of the Business. Notwithstanding the foregoing, Sellers currently use the name "Busse U.K." for certain of their operations and will continue to use such name until an orderly transition to a new name is accomplished, but in no event for longer than six (6) months from the Closing Date. Additionally, certain printed and other informational and marketing materials such as packaging materials and stationary will exist at the Closing Date which contain the names, trademarks, logos and similar property of the parties hereto. The parties may continue to use said items until the supplies are depleted, provided that no representation is made to third parties that the Busse Division or the Surviving Corporation is an Alvey or Pinnacle company. No new materials will be produced by the parties or their Affiliates using the name of the other parties or their Affiliates and use of all such items must cease no later than one year after the Closing Date.

       V.9 COLLECTION OF THE ACCOUNTS RECEIVABLE. Subject to the description of Transferred Assets on SCHEDULE 4.2(G), in the event Alvey shall receive any instrument of payment of any of the Company's accounts receivable, Alvey shall forthwith deliver same to the Surviving Corporation, endorsed where necessary, without recourse, in favor of the Surviving Corporation.

       V.10 MERGER OF SURVIVING CORPORATION. Purchaser and Merger Sub hereby agree to merge the Surviving Corporation with and into Purchaser within thirty
(30) days from the Closing Date.

       V.11 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to effect the Merger on the terms herein contained and to otherwise comply with the terms of this Agreement and consummate the transaction contemplated hereby.

       V.12 CERTAIN MEDICAL BENEFITS. Alvey shall continue to provide coverage under the Pinnacle medical benefit plan to the employees of the Company who are enrolled in the Pinnacle medical benefit plan prior to the Closing for a period of 90 days following the Closing and Surviving Corporation shall reimburse Alvey for any benefit payments made under such medical benefit plan for such employees for expenses incurred during such 90 day period to the extent such expenses exceed the aggregate amount of any premiums paid for such coverage, if any.


                                      ARTICLE VI

                                   INDEMNIFICATION

       VI.1 GENERAL. From and after the Closing, the parties shall indemnify each other as provided in this Article VI. For the purposes of this Article VI, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing except to the extent such representations and warranties relate to a specific date. As used in this Agreement, the term "DAMAGES" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim. Notwithstanding any implication to the contrary, no indemnified party hereunder shall be required to assert or otherwise exhaust any remedies to which it may be entitled against persons or entities (including insurers) other than an indemnifying party hereunder before it is entitled to indemnification hereunder.

       VI.2 INDEMNIFICATION OBLIGATIONS OF SELLERS. Alvey (and if the transaction contemplated by this Agreement is not consummated, Sellers, jointly and severally) shall defend, indemnify, save and keep Purchaser Indemnitees forever harmless against and from all Damages sustained or incurred by any Purchaser Indemnitee as a result of or arising out of or by virtue of or in connection with:

               (a) any inaccuracy in or breach of any representation and warranty made by the Sellers in this Agreement;

               (b) any breach by the Sellers of, or failure by Sellers to comply with, any of their obligations under this Agreement (including, without limitation, their obligations under this Article VI);

               (c) any Excluded Liability, or any claim against Purchaser or the Surviving Corporation with respect to any Excluded Liability or alleged Excluded Liability (including, without limitation, liability on account of Taxes payable by the Company or for which the Company is liable (except as otherwise provided by this Agreement), either by operation of law or pursuant to the provisions of this Agreement);

               (d) without being limited by paragraphs (a) through (c) above and without regard to the fact that information with regard to or related to any one or more of the items referred to in this Section 6.2(d) may be disclosed in the Disclosure Schedule or in any documents included or referred to therein or may be otherwise known to Purchaser or Merger Sub at the date of this Agreement or on the Closing Date:

                     (i) any failure timely to pay any and all Taxes (including estimated Taxes), file all Returns and otherwise do any and all acts and things required to be paid, filed or done, as the case may be, by the Company with respect to all taxable periods or portions of periods ending on or prior to the Effective Time, and any and all penalties, interest and other costs or expenses associated with the failure to timely pay such Taxes, file such Returns or do such acts and things, and any failure to establish sufficient reserves for such Taxes, penalties, interest and other costs or expenses, and

                     (ii) any Taxes (including estimated Taxes) unpaid as of the Effective Time (whether or not due and payable on or before the Closing Date and whether or not described above) imposed on the Company with respect to all taxable periods or portions of periods ending on or prior to the Closing Date imposed on the Company or by reason of the affiliation of the Company, on or prior to the Closing Date, with any Person (such as liability under consolidated returns);

               (e) Alvey's continued use of the name "Busse U.K." consistent with the terms of Section 5.8;

               (f) any Liability incurred for claims for benefits arising under any Employee Benefit Plan or arising from any action or omission with respect to any Employee Benefit Plan on or before the Closing Date except to the extent such Liability has been accrued on the Closing Balance Sheet; or

               (g) without limiting the generality of Section 6.2(c) and without regard to the fact that information with regard to or related to this Section 6.2(g) may be disclosed in the Disclosure Schedule or in any documents included or referred to therein or may be otherwise known to Purchaser or Merger Sub at the date of this Agreement or on the Closing Date, any breach by Sellers of, or failure of Sellers to comply with, any of their obligations under that certain Developers Agreement by and between the Village of Randolph, Wisconsin and the Company dated February 5, 1996.

       VI.3 LIMITATIONS ON SELLERS' INDEMNIFICATION OBLIGATIONS. Sellers' obligations pursuant to the provisions of Section 6.2 are subject to the following limitations:

               (a) the Purchaser Indemnitees shall not be entitled to recover under Section 6.2(a), unless a claim has been asserted by written notice, specifying the details of the alleged inaccuracy in or breach of any representation or warranty, delivered to Sellers at any time on or prior to the third anniversary of the date hereof; PROVIDED, HOWEVER, that claims under Section 6.2(a) with respect to any alleged inaccuracy in or breach of any representation or warranty in Sections

       2.2(a), 2.2(b), 2.2(d), 2.2(n), 2.2(o), 2.2(s) and 2.2(y), may be
       asserted by such written notice, delivered to the Sellers at any time on or prior to the expiration of the applicable statute of limitations;

               (b) the Purchaser Indemnitees shall not be entitled to recover under Section 6.2 until the total amount which the Purchaser Indemnitees would recover under Section 6.2(a) but for this Section 6.3(b), exceeds Fifty Thousand Dollars ($50,000) (the "BASKET"), provided that in the event that Damages resulting from such breaches exceed the Basket, Sellers shall be obligated to indemnify Purchaser Indemnitees to the full extent of such Damages, including the amounts less than Fifty Thousand Dollars ($50,000); PROVIDED, HOWEVER that the Basket shall not apply to any breach of any representation or warranty in Sections 2.2(a), 2.2(d), 2.2(e), 2.2(n), 2.2(o), 2.2(s), and 2.2(y); PROVIDED FURTHER, HOWEVER if a fact exists which is known to Sellers has not been disclosed to Purchaser, and the failure to disclose such fact would be a breach of one or more of Sellers' representations or warranties hereunder, any Damages incurred by the Purchaser Indemnitees as a result of such breach shall not be subject to the Basket limitation; and

               (c) the Purchaser Indemnitees shall not be allowed to recover under Section 6.2(a) with respect to any inaccuracy in or breach of any representation or warranty made by Sellers in this Agreement, if at or prior to the Closing Date, Thomas J. Young, Brian Rau or Dawn Gorsuch had actual knowledge of such inaccuracy or breach.

       VI.4 PURCHASER AND MERGER SUB'S INDEMNIFICATION COVENANTS. Purchaser and Merger Sub shall defend, indemnify, save and keep the Seller Indemnitees forever harmless against and from all Damages sustained or incurred by any Seller, as a result of or arising out of or by virtue of or in connection with:

               (a) any inaccuracy in or breach of any representation and warranty made by Purchaser and Merger Sub in this Agreement;

               (b) any breach by Purchaser and Merger Sub of, or failure by Purchaser and Merger Sub to comply with, any of its covenants or obligations under this Agreement (including, without limitation, its obligations under this Article VI); or

               (c) operations or activities of the Surviving Corporation, including any Liability for claims for benefits arising under any Employee Benefit Plan or with respect to any employees of the Surviving Corporation incurred after the Closing Date (or arising from any action or omission occurring after the Closing Date) with respect to any Employee Benefit Plan maintained by the Surviving Corporation, PROVIDED, HOWEVER, that the foregoing in no way modifies or otherwise limits Sellers' indemnification obligations set forth herein.

       VI.5 LIMITATIONS ON PURCHASER AND MERGER SUB'S INDEMNIFICATION OBLIGATIONS. Seller Indemnitees shall not be entitled to indemnification with respect to a breach of any of Purchaser's and Merger Sub's representations and warranties contained in Section 2.1 hereof, unless a claim therefor has been asserted by written notice, specifying the details of such breach, delivered to Purchaser on or prior to the third anniversary of the date hereof. Notwithstanding anything to the contrary contained herein, each of the Seller Indemnitees hereby agrees that it will not make any claim for indemnification or contribution against the Company (and will cause its Affiliates not to make any claim for indemnification or contribution against the Company), by reason of the fact that such Seller Indemnitee was a stockholder, director, officer, employee or agent of the Company with respect to or in connection with (a) any action, suit, proceeding, complaint, claim or demand brought by the Company or the Purchaser against such

Seller Indemnitee (whether such action, suit, proceeding, complaint, claim or demand is brought pursuant to this Agreement or otherwise) or (b) any action, suit, proceeding, complaint, claim or demand arising out of or in connection with the other transactions contemplated herein, in Sellers' Ancillary Documents or in Purchaser's Ancillary Documents.

       VI.6 SUBROGATION. The Indemnifying Party shall not be entitled to require that any action be brought against any other Person before action is brought against it hereunder by the Indemnified Party, but shall be subrogated to any right of action to the extent that it has paid or successfully defended against any Third Party Claim.


                                     ARTICLE VII

                           EFFECT OF TERMINATION/PROCEEDING

       VII.1 RIGHT TO TERMINATE. This Agreement and the transaction contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 8.2:

               (a) by the mutual written consent of Purchaser, Merger Sub and Sellers;

               (b) by Sellers (if Sellers are not then in breach of any term of this Agreement), if any of the conditions set forth in Section 4.1 of this Agreement shall have become incapable of fulfillment, and shall not have been waived by Sellers;

               (c) by Purchaser and Merger Sub (if Purchaser and Merger Sub are not then in breach of any term of this Agreement), if any of the conditions set forth in Section 4.2 of this Agreement shall have become incapable of fulfillment, and shall not have been waived by Purchaser;

               (d) by Purchaser and Merger Sub if, prior to the Closing, substantial damage to or loss of the Company's assets occurs such that Purchaser and Merger Sub determine, in their reasonable sole discretion, that the value or prospects of the Business shall be significantly diminished; or

               (e) by either of such parties if the Closing shall not have occurred at or before 11:59 p.m. on July 1, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

       VII.2 EFFECT OF TERMINATION. If this Agreement is terminated and the transaction contemplated hereby are not consummated as provided above, this Agreement shall become void and of no further force and effect, except for any liability for any willful breach of a covenant or agreement contained in this Agreement causing or permitting such termination in which case the non-breaching party shall be entitled to pursue all available legal and equitable rights and remedies, and shall be entitled to recover all of its reasonable costs and expenses incurred in pursuing such rights and remedies (including, without limitation, reasonable attorneys' fees).

       VII.3   REMEDIES.  Notwithstanding any termination right granted in
Section 7.1, in the event of the nonfulfillment of any condition to a party's closing obligations, in the alternative, such party may elect to do one of the following:
               (a) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the Closing shall be deemed a waiver of a breach of any representation, warranty or covenant or of such party's rights and remedies with respect thereto to the extent that such party shall have actual knowledge of such breach and the Closing shall nonetheless occur;

               (b)   decline to close, terminate this Agreement as provided in
       Section 7.1, and thereafter seek damages to the extent permitted in
       Section 7.2; or

               (c) seek specific performance of the obligations of the other party. Each party hereby agreed that in the event of any breach by such party of this Agreement, the remedies available to the other party at law would be inadequate and that such party's obligations under this Agreement may be specifically enforced.


                                     ARTICLE VIII

                                    MISCELLANEOUS

       VIII.1 PUBLICITY. Except as otherwise required by law or stock exchange regulations, press releases concerning this transaction shall be made only with the prior agreement of the Sellers and Purchaser and Merger Sub, and no such press releases or other publicity shall state the amount of the Merger Consideration.

       VIII.2 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile or by nationally recognized private carrier shall be deemed given on the first business day following receipt; PROVIDED, HOWEVER, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, by nationally recognized private courier or deposited in the United States mail, postage prepaid, registered or certified mail, on or before three (3) business days after its delivery by facsimile. All notices shall be addressed as follows:

               If to Sellers, addressed to:

               Alvey Systems, Inc.
               9301 Olive Boulevard
               St. Louis, Missouri  63132-3299
               Attention:  James A. Sharp
               Telecopier:  (314) 995-2417
               with a copy to:

               Summers, Compton, Wells & Hamburg, P.C.
               8909 Ladue Road
               St. Louis, MO 63124
               Attention:  Susan Z. Gamble
               Telecopier:  (314) 991-2413
               If to Purchaser, addressed to:

               Seneca Capital Partners, LLC
               335 Madison Avenue, 26th Floor
               New York, New York  10017
               Attention:  Ronald N. Beck and Caleb S. Kramer
               Telecopier: (212) 878-3530

               and

               Arrowhead Conveyor LLC
               3255 Medalist Drive
               Oshkosh, Wisconsin  54903
               Attention:  Thomas J. Young
               Telecopier:  (314) 273-5494

               with a copy to:

               Altheimer & Gray
               Suite 4000
               10 South Wacker Drive
               Chicago, Illinois  60606
               Attention:  Laurence R. Bronska, Esq.
               Telecopier:  (312) 715-4800

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 8.2.

       VIII.3  EXPENSES.  Except as set forth in Sections 5.4 and 7.2 and
Article VI, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

       VIII.4 ENTIRE AGREEMENT. This Agreement (including the exhibits, schedules and the Disclosure Schedule hereto, which are incorporated herein and made a part hereof) and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties as to the matters covered herein and supersedes and replaces any prior or contemporaneous understanding, agreement or statement of intent, in each case, written or oral, including without limitation the letter of intent and other correspondence heretofore exchanged between the parties.

       VIII.5  NON-WAIVER.   All representations, warranties and covenants set
forth in this Agreement and in each Seller's Ancillary Documents or Purchaser Ancillary Documents shall survive the Closing (and none shall merge into any instrument of conveyance). No specific representation and warranty shall limit the generality or applicability of a more general representation and warranty. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

       VIII.6 APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Missouri applicable to contracts made in that State.

       VIII.7 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       VIII.8 ASSIGNABILITY. This Agreement shall not be assignable by either party without the prior written consent of the other party or by operation of law, except that, at or prior to the Closing, Purchaser and Merger Sub may assign their rights and delegate their duties under this Agreement to an Affiliate and may assign their rights under this Agreement to its lenders for collateral security purposes, and after the Closing, the Purchaser and Merger Sub and all other Purchaser Indemnitees may assign their respective rights and delegate their respective duties under this Agreement to any third party. No such assignment shall relieve Purchaser of any of its liabilities or obligations under this Agreement.

       VIII.9 AMENDMENTS. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

       VIII.10 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

       VIII.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original; and all such counterparts shall constitute one instrument.

       VIII.12 NO THIRD PARTY RIGHTS. Except as expressly set forth in this Agreement, nothing herein express or implied is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

       VIII.13 SEVERABILITY. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired. In the case of any such invalidity, illegality or unenforceability, the parties hereto agree to use their best efforts to achieve the purpose of such provision by a new legally valid and enforceable stipulation.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          ALVEY SYSTEMS, INC.


                              By:
                                 ------------------------------------
                              Its:
                                 ------------------------------------


                                          BUSSE BROS., INC.


                              By:
                                 ------------------------------------
                              Its:
                                 ------------------------------------


                                          ARROWHEAD CONVEYOR LLC


                              By:
                                 ------------------------------------
                              Its:
                                 ------------------------------------


                                          BUSSE ACQUISITION CORP.


                              By:
                                 ------------------------------------
                              Its:
                                 ------------------------------------